Exhibit 23.2

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-218276), Forms S-3 (File Nos. 333-258094, 333-224686 and 333-206353) and Forms S-8 (File Nos. 333-257742, 333-249362, 333-228912, 333-216201 and 333-206360) of Future FinTech Group Inc. (the “Company”) of our report dated April 15, 2022, relating to the Company’s consolidated financial statements which appears in this Annual Report on Amendment No. 1 to Form 10-K/A of the Company for the year ended December 31, 2021.

/s/ Onestop Assurance PAC
Onestop Assurance PAC
Singapore
March 22, 2023